UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 11, 2015

News Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35769	46-2950970
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas, New York, New York		10036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-416-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2015, News Corporation (the "Company") announced that Gerson Zweifach stepped down as General Counsel and Chief Compliance Officer of the Company, effective February 11, 2015. Mr. Zweifach will continue to serve as Group General Counsel and Chief Compliance Officer of Twenty-First Century Fox, the Company’s former parent.

The Company also announced that David Pitofsky has been appointed General Counsel and Chief Compliance Officer of the Company, effective February 11, 2015. Mr. Pitofsky, 49, has served as the Company’s Deputy General Counsel since April 2013 and its Deputy Chief Compliance Officer since June 2013. Prior to joining the Company, Mr. Pitofsky was a partner in the law firm of Goodwin Procter LLP.

In connection with his separation from the Company, the Compensation Committee of the Board of Directors of the Company has agreed that Mr. Zweifach’s unvested grant of performance stock units for the fiscal 2014-2016 performance period under the Company’s 2013 Long-Term Incentive Plan will continue to vest in accordance with their terms, based on Company performance for the performance period.

A copy of the Company’s press release announcing the above matters is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. - Description
_________________________________________________________
99.1 - Press release, issued by News Corporation, dated February 12, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

News Corporation

February 12, 2015	By:	/s/ Michael L. Bunder

Name: Michael L. Bunder
Title: Senior Vice President, Deputy General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release, issued by News Corporation, dated February 12, 2015.